Kramer, Levin, Naftalis & Frankel
                            9 1 9  T H I R D  A V E N U E
                             NEW YORK, N.Y. 10022   3852
                                  (212) 715   9100
                                                          FAX
                                                          (212) 715-8000
                                                          ______

                                                          WRITER'S DIRECT NUMBER

                                                          (212) 715-9100
                                                           April 28, 1997


Lexington Tax Free Money Fund, Inc.
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663

        Re:  Lexington Tax Free Money Fund, Inc.
             Park 80 West Plaza Two
             Saddle Brook, New Jersey  07663

Gentlemen:

We hereby consent to the reference to our firm as counsel in the Post-Effective Amendment to the Registration Statement on Form N-1A.

                              Very truly yours,


                              /s/Kramer, Levin, Naftalis & Frankel